As filed with the Securities and Exchange Commission on November 3, 2023

Registration No. 333-124098

Registration No. 333-210146

Registration No. 333-223892

Registration No. 333-255799

Registration No. 333-271118

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-124098

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-210146

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-223892

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-255799

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-271118

UNDER

THE SECURITIES ACT OF 1933

CRESTWOOD EQUITY PARTNERS LP

(Pachyderm Merger Sub LLC as successor by merger to Crestwood Equity Partners LP)

(Exact name of registrant as specified in its charter)

Delaware	43-1918951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas E. Long

Co-Chief Executive Officer

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Wright Executive Vice President, General Counsel and Chief Compliance Officer Energy Transfer LP 8111 Westchester Drive, Suite 600 Dallas, Texas 75225 (214) 981-0700	Julian Seiguer, P.C. Sean T. Wheeler, P.C. Debbie P. Yee, P.C. Atma J. Kabad Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), filed by Crestwood Equity Partners LP, a Delaware limited partnership (f/k/a Inergy, L.P.) (“Crestwood”), with the Securities and Exchange Commission:

•

Registration Statement No. 333-124098 on Form S-3, filed on April 15, 2005, as amended by Amendment No. 1, filed on August 18, 2005, registering 3,379,175 common units representing limited partner interests in Crestwood (the “Common Units”);

•	Registration Statement No. 333-210146 on Form S-3, filed on March 14, 2016, as amended by Amendment No. 1, filed on June 9, 2016, registering 7,290,552 Common Units;

•

Registration Statement No. 333-223892 on Form S-3, filed on March 23, 2018, as amended by Amendment No. 1, filed on April 25, 2018, registering 71,257,445 preferred units representing limited partner interests in Crestwood;

•	Registration Statement No. 333-255799 on Form S-3, filed on May 5, 2021, registering 6,000,000 Common Units; and

•	Registration Statement No. 333-271118 on Form S-3, filed on April 4, 2023, registering 11,275,546 Common Units.

Reference is made to the Agreement and Plan of Merger dated as of August 16, 2023, by and among Crestwood, Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), Pachyderm Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“Merger Sub”), and, solely for the purposes set forth therein, LE GP, LLC, a Delaware limited liability company and the sole general partner of Energy Transfer, pursuant to which Crestwood merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity.

On November 3, 2023, in connection with the consummation of the Merger, Crestwood has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by Crestwood in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offerings, Merger Sub, as successor to Crestwood, hereby removes from registration by means of these Post-Effective Amendments all such securities registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of all such securities and Merger Sub, as successor to Crestwood, hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 3rd day of November, 2023.

PACHYDERM MERGER SUB LLC
(as successor by merger to Crestwood Equity Partners LP)

By:	/s/ Dylan A. Bramhall
Name: Dylan A. Bramhall
Title: Executive Vice President & Group Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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